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Cimpress Agrees to Acquire Leading German Web-To-Print Company WIRmachenDRUCK
- Cimpress to leverage WIRmachenDRUCK’s network of outsourced production partners to expand its product selection for customers -

VENLO, the Netherlands, December 21, 2015 -- Cimpress N.V. (Nasdaq: CMPR), the world leader in mass customization, announced today it has entered into a definitive agreement to acquire WIRmachenDRUCK GmbH, a German web-to-print company that serves small and medium businesses, graphic arts professionals and local printers via an e-commerce “upload and print” model. This acquisition supports Cimpress’ strategy to build a mass customization platform (MCP) that it brings to market via focused brands and complements similar investments Cimpress has made in other European countries.

“We are excited to welcome WIRmachenDRUCK’s team members, suppliers and customers to Cimpress,” said Robert Keane, president and chief executive officer of Cimpress. “We expect this acquisition to strengthen Cimpress’ mass customization platform and our ability to serve German customers.”

Keane continued, “WIRmachenDRUCK has impressive internet-based capabilities that aggregate and route large numbers of small orders to a network of specialized production partners. Their outsourced supply chain model allows them to be highly competitive across a vast selection of product types, formats, sizes, finishing options and delivery choices. In the future, we plan to leverage those capabilities well beyond the WIRmachenDRUCK brand by integrating them into our MCP.”

Samuel Voetter, WIRmachenDRUCK’s co-founder and co-chief executive officer said, “We are really pleased to join Cimpress and excited to bring the benefits of Cimpress’ scale and mass customization platform to our customers, partners and team members.” Johannes Voetter, WIRmachenDRUCK’s other co-founder and co-chief executive officer added, “Together with Cimpress, we look forward to further expanding our business and growing in a way that also benefits our highly valued suppliers.”

WIRmachenDRUCK will continue to sell under its recognized and trusted German brand via its website at www.wir-machen-druck.de.

The upload and print business model provides customers with a highly attractive value proposition of online ordering convenience and competitive prices. Cimpress has invested over €300 million on the acquisition of upload and print companies, excluding this transaction. Collectively the previously acquired Cimpress brands in the Upload and Print Business Unit are growing at healthy double-digit year-over-year organic constant-currency growth rates; in the first quarter of fiscal 2016, revenue for this segment was $76.5 million (USD), and adjusted net operating profit was $10.9 million. Cimpress believes that its planned investment in WIRmachenDRUCK is consistent with those prior transactions in terms of strategic fit and financial valuation, and expects WIRmachenDRUCK to drive value creation that is consistent with the company’s previously articulated M&A investment hurdle rate of 15% IRR.

Financial Terms of Agreement
Under the terms of the agreement, Cimpress will acquire 100 percent of the shares of WIRmachenDRUCK for a purchase price of approximately €140 million net of any cash acquired, with a potential earn-out of up to €40m payable in early 2018, subject to the achievement of financial performance targets for calendar years 2016 and 2017. Consideration at closing for the transaction will consist of €132 million in cash and €8 million in Cimpress shares.

Cimpress expects the acquisition to add to revenue, adjusted NOPAT, adjusted EBITDA and free cash flow in fiscal 2016, but to be slightly dilutive to GAAP net income due to interest and intangible asset amortization expense. The company also expects its leverage ratio as defined by its debt covenants to be near or below three times trailing twelve month EBITDA after the close of the transaction.

Subject to satisfaction of various closing conditions, including antitrust clearance, Cimpress expects the transaction to close during its third fiscal quarter of 2016, which ends March 31, 2016.

About Cimpress
Cimpress N.V. (Nasdaq: CMPR) is the world leader in mass customization. For 20 years, the company has been producing, with the reliability, quality and affordability of mass production, small individual orders where each and every one embodies the personal relevance inherent to customized physical products. The company produces more than 46 million uniquely designed items a year. Cimpress’ portfolio of brands includes Tradeprint, Exaprint, Vistaprint, Albelli, Drukwerkdeal, Pixartprinting, Druck.at and others. That portfolio serves multiple customer segments across many applications for mass customization. To learn more, visit www.cimpress.com.

About WIRmachenDRUCK
WIRmachenDRUCK, based in Backnang, Germany, is one of the leading upload & print companies in Germany. Since 2008, the company has offered graphic designers and print resellers an exciting range of highly customized products at low-cost prices; from promotional products to customized beverage cans. The company’s internet-based network of production partners allows WIRmachenDRUCK to offer its customers a massive selection of products and finishing options. WIRmachenDRUCK consistently offers some of the most competitive prices and fastest delivery times on the market.

This press release contains statements about our future expectations, plans and prospects of our business that constitute forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including but not limited to the anticipated closing of Cimpress’ acquisition of WIRmachenDRUCK and the effects of the acquisition on Cimpress’ financial results and both companies’ businesses. Actual results may differ materially from those indicated by these forward-looking statements. The transaction is subject to customary closing conditions, including regulatory approvals, and if either company fails to satisfy the conditions to the closing of the transaction or if the necessary regulatory approvals are not obtained, then the acquisition may be delayed or may not close at all. In addition, the acquisition may fail to meet the companies’ business and financial expectations if, among other factors, WIRmachenDRUCK fails to grow its business, revenue, or markets as expected; WIRmachenDRUCK fails to achieve or maintain profitability; Cimpress fails to develop its mass customization platform or to realize the anticipated benefits of such a platform; the companies fail to retain their current customers and attract new customers; key employees of Cimpress or WIRmachenDRUCK leave the company; Cimpress’ planned investments in its or WIRmachenDRUCK’s business do not have the anticipated effects on the companies’ businesses; Cimpress or WIRmachenDRUCK fail to effectively manage the disruptions caused by the acquisition and the growth and development of their businesses and operations; competitors succeed in taking sales away from the companies’ products and services; or there are unfavorable changes in currency exchange rates or general economic conditions. You can also find other factors described in our Form 10-Q for the fiscal quarter ended September 30, 2015 and the other documents we periodically file with the U.S. Securities and Exchange Commission.

In addition, the statements and projections in this press release represent our expectations and beliefs as of the date of this press release, and subsequent events and developments may cause these expectations, beliefs, and projections to change. We specifically disclaim any obligation to update any forward-looking statements. These forward-looking statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to the date of this press release.

Cimpress and the Cimpress logo are trademarks of Cimpress N.V. or its subsidiaries. All other brand and product names appearing on this announcement may be trademarks or registered trademarks of their respective holders.